Exhibit 99.2

YOUR COOPERATIVE.
POSITIONED FOR THE FUTURE.
MERGER VALUE PROPOSITION
FHLB DES MOINES
JANUARY 2015

We believe that the merger will result in a combined Bank that is well-positioned to continue to fulfill our mission by providing funding and liquidity to our members so that they can meet the housing, economic development and business needs of the communities they serve.
Within this Merger Value Proposition is a snapshot of anticipated benefits built around the following areas: Member Value, Strategic Value, Risk Diversification and Economic Value.
- FHLB DES MOINES BOARD OF DIRECTORS

M
MEMBER VALUE
“Members First” is our continued commitment to you. The combined Bank will remain a member-owned and member-centric cooperative, deeply focused on bringing you solutions that will help you and your communities thrive.
ACCESS TO AN ENHANCED SUITE OF ADVANCES AND COLLATERAL
CATEGORIES INCLUDING:
NEW ADVANCE PRODUCTS:
Forward Starting Fixed Rate Advance with a symmetrical pre-pay feature
Member Option Variable Rate Advance indexed to LIBOR
Floating-to-Fixed Rate Advance
Amortizing Advances with the symmetrical pre-pay and forward starting features
NEW COLLATERAL CATEGORIES:
16 NEW COLLATERAL CATEGORIES
Multi-Family and Commercial Real Estate 2nd Lien
Multi-Family and Commercial Real Estate 1st and 2nd Lien Lines of Credit
Bureau of Indian Affairs Guaranteed Loans
FHA Reverse Mortgage Loans
U.S. Export/Import Bonds
U.S. Treasury Inflation-Protected Securities
U.S. Treasury STRIPS
Municipal Bonds (Real estate related — rated AA or better)
HEADQUARTERED IN DES MOINES, THE
COMBINED BANK WILL PRESERVE ITS OUTSTANDING CUSTOMER SERVICE. THERE WILL BE NO CHANGES TO YOUR:
VP/Member Solutions
Money Desk
Member Financial Services Customer Service Team
Credit and Collateral Teams
CREDIT AND COLLATERAL PRACTICES WILL REMAIN
UNCHANGED UNDER THE COMBINED BANK.
THE COMBINED BANK WILL CONTINUE TO BE
A LEADING VOICE FOR THE VITAL IMPORTANCE OF A STRONG AND
HEALTHY NETWORK OF COMMUNITY LENDERS ACROSS THE UNITED STATES.
1333 MEMBERS WITH ASSETS UNDER $1 BILLION
Data as of 9/30/2014 MERGER VALUE PROPOSITION 3

S
STRATEGIC VALUE
We believe this strategic union creates a long-term opportunity for business growth and allows us to proactively influence the Des Moines Bank’s future direction at a time of financial and operating strength.
As the financial landscape evolves and consolidation continues across many financial institutions, at the merger we expect:
+ 28% increase in core depository institution members* + 50% increase in advances from core depository institution members
The combination of the two Banks presents a market opportunity, offering growth through new members that cannot be attained organically.
CORE DEPOSITORY INSTITUTION MEMBERS
FHLB DES MOINES FHLB SEATTLE
62% Percent of Members Borrowing 43%
692 Number of Members Borrowing 135
3.32% Advances as a % of Member Assets 2.13%
* Federally insured depository institutions with assets under $25 billion.
4 FHLBDESMOINES
Data as of 9/30/2014

SEATTLE
WA
OR
MT
ID
WY
UT
ND
SD
MN
IA
DES MOINES
MO
AK
HI
NORTHERN MARIANA ISLANDS
AMERICAN SAMOA
GUAM

NUMBER OF MEMBERS

- Iowa **350**
- Minnesota **349**
- Missouri **327**
- North Dakota **73**
- South Dakota **65**
- Alaska **14**
- Guam **5**
- Hawaii **22**
- Idaho **21**
- Montana **55**
- Oregon **47**
- Utah **40**
- Washington **85**
- Wyoming **30**

NUMBER OF MEMBERS

FHLB DES MOINES **1,164** + FHLB SEATTLE **319**

= **1,483** MEMBERS

ASSETS

FHLB DES MOINES **$98.4** BILLION + FHLB SEATTLE **$35.0** BILLION

= **$133.4** BILLION

ADVANCE TOTALS
(par value)

FHLB DES MOINES **$64.0** BILLION + FHLB SEATTLE **$10.1** BILLION

= **$74.1** BILLION

Data as of 9/30/2014

MERGER VALUE PROPOSITION | 5

R
RISK DIVERSIFICATION
The combined Bank will have a broader and more diversified membership base. Serving members distributed across a broader economic and geographic area would likely result in a larger and more stable Bank that is less impacted by changes in the borrowing needs of any particular member, member segment or geographic region.
Geographic: An expanded membership base mitigates risk due to:
$
Regional Economies
Varied Industries
Regional Housing Markets
Major Weather Events
Member segment: A diversified membership base mitigates potential concentration risk by any individual member or member segment.
FHLB DES MOINES
BORROWER MIX
(par value of advances)
numbers in billions
Banks > $44.7 / 70%
Insurance > $16.6 / 26%
Thrifts > $1.7 / 3%
Credit Unions > $0.9 / 1%
Other > $0.1 / 0%
COMBINED BANK
BORROWER MIX
(par value of advances)
numbers in billions
Banks > $49.4 / 67%
Insurance > $16.7 / 23%
Thrifts > $2.8 / 4%
Credit Unions > $1.8 / 2%
Other > $3.4 / 4%
6 | FHLB DES MOINES
Data as of 9/30/2014

ECONOMIC VALUE

The boards of both the Des Moines and Seattle Banks believe that a merger of two profitable, financially solid Banks with similar "market values" per share would result in a combined Bank that is stronger than either Bank on a stand-alone basis over the long run.

IMPROVED FINANCIAL PERFORMANCE[1]

FHLB DES MOINES				COMBINED BANK		
Projected Annual Average				Projected Annual Average		
2016	2017	2018		2016	2017	2018
0.20%	0.23%	0.26%	Return on Assets	0.21%	0.24%	0.28%
4.5%	4.9%	5.4%	Return on Equity	4.6%	5.2%	5.7%
5.5%	6.3%	7.2%	Earned Dividend[2]	6.0%	7.0%	8.0%

IMPROVED MARKET VALUE OF EQUITY	FHLB DES MOINES	PRO FORMA COMBINED[3]
Market Value of Equity per Share[4]	$122.68	$125.02

SCALE EFFICIENCIES

Improved economies of scale through a single operational infrastructure are expected to result in expense savings of **$50 million** in combined operating expenses by 2017.

Expected **increase** in earned dividend and other financial measures once fully integrated.

[1]The unaudited projected information was prepared utilizing variables, estimates and assumptions that are inherently uncertain and may be beyond the control of the Des Moines Bank. The information included in this section covers multiple time frames, and by its nature becomes subject to greater uncertainty over time. The forecasted data assumes financial information as of 6/30/2014.

[2]Earned dividend is calculated as net income divided by the total par value of capital stock.

[3]The unaudited pro forma per share data is presented for illustrative purposes only and is not necessarily indicative of the financial position that would have occurred if the merger had been consummated as of 9/30/2014, nor is it necessarily indicative of future financial position.

[4]Represents the market value of equity of each entity divided by its total shares of capital stock outstanding. The Des Moines Bank defines this metric as "Market Value of Capital Stock" in its SEC filings.

MERGER VALUE PROPOSITION | 7

E

FHLB
DES MOINES
Questions? email: mergerquestions@fhlbdm.com
Federal Home Loan Bank of Des Moines 801 Walnut Street, Suite 200 Des Moines, IA 50309 fhlbdm.com
This merger value proposition contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including those with regard to activities relating to and anticipated benefits of a potential merger between the Federal Home Loan Bank of Des Moines and the Federal Home Loan Bank of Seattle. These statements may be identified by the use of forward-looking terminology, such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plan,” “could,” “should,” “would,” “may,” and “will,” or their negatives, or other variations on these terms. Forward-looking statements are subject to known and unknown risks and uncertainties, some of which may be material. Actual actions, transactions, and performance may differ materially from that expected or implied in forward-looking statements because of many factors. Such factors may include, but are not limited to, the continued ability or desire of the parties to pursue a merger; the ability of the parties to obtain the required approvals relating to the merger (including from the Banks’ members) and to complete the merger; the ability of the parties to complete a transaction pursuant to the terms of the merger agreement; the ability to realize the expected benefits and efficiencies of a merger; potential costs, liabilities and delays; the outcome of any legal proceedings related to the pending merger; the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; the reaction of the members of the Banks to the pending merger; general economic and financial market conditions; and other internal and external factors that may affect the ability to complete or the reasons for the merger. Additional factors are discussed in the Banks’ most recent annual reports on Form 10-K, subsequent quarterly reports on Form 10-Q and other lings made with the Securities and Exchange Commission. The Banks do not undertake to update any forward-looking statements made in this merger value proposition. The Bank that will exist after the merger is complete is referred to as both the “Continuing Bank” and the “combined Bank.”